Company Contact:	IR Contact:
Joseph Dwyer	Brett Maas or Matthew Hayden
AXS-One Inc.	Hayden Communications
jdwyer@axsone.com	brett@haydenir.com
(201) 935-3400	(646) 536-7331

AXS-One Announces Move to OTC Bulletin Board

Trading Expected to Commence November 6, 2007

RUTHERFORD, N.J., October 16, 2007 / PRNewswire-FirstCall / — AXS-One Inc. (AMEX: AXO), a leading provider of scalable Records Compliance Management (RCM) software solutions, today announced that it will voluntarily remove its listing from the American Stock Exchange following the close of the market on November 5, 2007. AXS-One expects that its shares will begin to trade on the OTC Bulletin Board (OTCBB) beginning on November 6, 2007 with a new symbol that will be assigned the day before. The OTC Bulletin Board is a regulated quotation service that electronically displays and transmits real-time quote, price, and volume information for over 3,300 domestic securities, foreign securities and ADRs. OTCBB securities are traded by over 230 market makers that enter quotes and trade reports through the sophisticated OTCBB computer network. Investors work through a broker/dealer to trade OTCBB securities. Information regarding the OTC Bulletin Board can be found on its website at www.otcbb.com.

Bill Lyons, Chairman and CEO of AXS-One, commented “We believe this decision is in the best interests of the Company and our investors at this time. We continue to be encouraged by our prospects for future growth. We have what we believe is the best product in the industry and a solution which meets the current needs for customers and channel partners for today’s regulatory, legal and operational challenges. We have, along with our partners, the expertise to support the rapid growth of our business and we look forward to capitalizing on this market opportunity. This confidence is upheld by recent purchases of AXS-One stock by members of our Board and executive management team and their affiliates, including our new Executive Vice President – Field Operations. We believe that the market value of AXS-One should be recognized and reflected in whatever exchange or medium we choose to trade.”

About AXS-One Inc.

AXS-One Inc. is a leading provider of scalable Records Compliance Management solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach Bliley. AXS-One’s award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1978, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the United States, Australia, Singapore, United Kingdom and South Africa. For further information, visit the AXS-One website at http://www.axsone.com

AXS-One, the AXS-One logo, “Access Tomorrow Today,” and AXSPoint are registered trademarks of, and AXS-One Compliance Platform, AXS-One Central, AXS-One Retention Manager, AXS-One Rapid-AXS, AXS-Link for Desktop, AXS-Link for SAP, AXS-Link for

Lotus Notes, AXS-Link for Microsoft Exchange, AXS-One Data Archive Translator, AXS-Link for File System Archiving, AXS-Link for .PST Management, AXS-One Supervision, AXS-One Case Management, “The Records Compliance Management Company” and AXS-Link are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to improve financial and sales performance; potential vulnerability to technological obsolescence; the risks that our current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in AXS-One’s most current Form 10-K and other Securities and Exchange Commission filings.